ENTERGY CORPORATION AND SUBSIDIARIES
                           PRO FORMA CONSOLIDATED BALANCE SHEET
                                       March 31, 1998
                                        (Unaudited)


                                                    Adjustments to Reflect
                                                    Transactions Proposed
                                             Before       In Present             After
             ASSETS                       Transaction       Filing            Transaction
                                                       (In Thousands)
                                                         see NOTE A
Current Assets:
Cash and cash equivalents:
    Cash                                     $66,288     $30,000                $96,288
    Temporary cash investments - at cost,
     which approximates market               716,413                            716,413
    Special deposits                         206,335                            206,335
                                         -----------     -------            -----------
       Total cash and cash equivalents       989,036      30,000              1,019,036
  Notes receivable                             5,589                              5,589
  Accounts receivable:
    Customer (less allowance for
      doubtful accounts of $31.7 million)    419,424                            419,424
    Other                                    216,846                            216,846
    Accrued unbilled revenues                461,651                            461,651
  Deferred fuel                              126,295                            126,295
  Fuel inventory                             109,874                            109,874
  Materials and supplies - at average cost   388,249                            388,249
  Rate deferrals                             165,615                            165,615
  Prepayments and other                      180,871                            180,871
                                         -----------     -------            -----------
            Total                          3,063,450      30,000              3,093,450
                                         -----------     -------            -----------
Other Property and Investments:
  Decommissioning trust funds                626,356                            626,356
  Non-regulated investments                  588,896                            588,896
  Other                                      222,988                            222,988
                                         -----------     -------            -----------
           Total                           1,438,240           -              1,438,240
                                         -----------     -------            -----------

Utility Plant:
  Electric                                25,505,909     (40,163)            25,465,746
  Plant acquisition adjustment -
    Entergy Gulf States                      435,094                            435,094
  Electric plant under leases                674,483                            674,483
   Property under capital leases-electric    131,197                            131,197
  Natural gas                                176,173                            176,173
  Steam products                              81,881                             81,881
  Construction work in progress              627,360                            627,360
  Nuclear fuel under capital leases          245,164                            245,164
  Nuclear fuel                                70,961                             70,961
                                         -----------     -------            -----------
           Total                          27,948,222     (40,163)            27,908,059
  Less - accumulated depreciation and
    amortization                           9,798,817     (14,131)             9,784,686
                                         -----------     -------            -----------
           Utility plant - net            18,149,405     (26,032)            18,123,373
                                         -----------     -------            -----------
Deferred Debits and Other Assets:
 Regulatory Assets:
  Rate deferrals                             154,189                            154,189
  SFAS 109 regulatory asset - net          1,166,144                          1,166,144
  Unamortized loss on reacquired debt        191,981                            191,981
  Other regulatory assets                    495,678                            495,678
  Long-term receivables                       36,301                             36,301
  CitiPower license (net of $29.4
   million of amortization)                  493,991                            493,991
  London Electricity license (net
   of $40.3 million of amortization)       1,342,226                          1,342,226
  Other                                      510,221                            510,221
                                         -----------     -------            -----------
            Total                          4,390,731           -              4,390,731
                                         -----------     -------            -----------
            TOTAL                        $27,041,826      $3,968            $27,045,794
                                         ===========     =======            ===========


                        ENTERGY CORPORATION AND SUBSIDIARIES
                        PRO FORMA CONSOLIDATED BALANCE SHEET
                                   March 31, 1998
                                    (Unaudited)




                                                           Adjustments to Reflect
                                                           Transactions Proposed
                                             Before            In Present           After
  LIABILITIES AND SHAREHOLDERS' EQUITY       Transaction         Filing            Transaction
                                                             (In Thousands)
                                                              see NOTE A

Current Liabilities:
  Currently maturing long-term debt             $504,687                            $504,687
  Notes payable                                  602,118                             602,118
  Accounts payable                               714,245                             714,245
  Customer deposits                              183,736                             183,736
  Taxes accrued                                  436,791      $10,839                447,630
  Accumulated deferred income taxes               15,500                              15,500
  Interest accrued                               205,739                             205,739
  Dividends declared                             118,865                             118,865
  Obligations under capital leases               175,979                             175,979
  Other                                           61,817                              61,817
                                             -----------       ------            -----------
          Total                                3,019,477       10,839              3,030,316
                                             -----------       ------            -----------
Deferred Credits and Other
  Liabilities:
  Accumulated deferred income taxes            4,578,364       (9,283)             4,569,081
  Accumulated deferred investment tax credits    574,866                             574,866
  Obligations under capital leases               200,784                             200,784
  Other                                        1,904,456                           1,904,456
                                             -----------       ------            -----------
          Total                                7,258,470       (9,283)             7,249,187
                                             -----------       ------            -----------
Long-term debt                                 9,025,711                           9,025,711
  Subsidiaries' preferred stock
    with sinking fund                            182,755                             182,755
  Subsidiary's preference stock                  150,000                             150,000
  Company-obligated mandatorily redeemable
    preferred securities of subsidiary trusts
    holding solely junior subordinated
    deferrable debentures                        215,000                             215,000
  Company-obligated redeemable preferred
    securities of subsidiary holding solely
    junior subordinated deferrable debentures    300,000                             300,000

Shareholders' Equity:
  Subsidiaries' preferred stock
    without sinking fund                         338,455                             338,455
  Common stock, $.01par value, authorized
    500,000,000 shares;issued 246,556,946 shrs     2,466                               2,466
  Additional paid-in capital                   4,625,592                           4,625,592
  Retained earnings                            1,984,903        2,412              1,987,315
  Cumulative foreign currency
    translation adjustment                       (53,124)                            (53,124)
  Less - treasury stock (1,123,923 shares)         7,879                               7,879
                                             -----------       ------            -----------
          Total                                6,890,413        2,412              6,892,825
                                             -----------       ------            -----------
          TOTAL                              $27,041,826       $3,968            $27,045,794
                                             ===========       ======            ===========
              NOTE

  (A) To record sale by Entergy Power, Inc. of an undivided 7.13% ownership interest in ISES 2, at a price of $30,000,000, to East Texas Electric
       Cooperative, as if the sale had occurred on March 31, 1998.


                        ENTERGY CORPORATION AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        TWELVE MONTHS ENDED MARCH 31, 1998
                                      (Unaudited)



                                                              Adjustments to Reflect
                                                              Transactions Proposed
                                             Before               In Present            After
   OPERATING REVENUES:                       Transaction            Filing              Transaction
                                                                (In Thousands)
                                                                 see NOTE B
Operating Revenues:
  Domestic electric                          $6,406,958        ($12,027)                $6,394,931
  Natural gas                                   130,274                                    130,274
  Steam products                                 40,975                                     40,975
  Competitive growth businesses               3,250,853                                  3,250,853
                                             ----------         -------                 ----------
       Total                                  9,829,060         (12,027)                 9,817,033
                                             ----------         -------                 ----------
Operating Expenses:
  Operation and maintenance:
   Fuel, fuel-related expenses,
    and gas purchased for resale              1,627,262          (6,099)                 1,621,163
   Purchased power                            2,676,523                                  2,676,523
   Nuclear refueling outage expenses             79,295                                     79,295
   Other operation and maintenance            1,943,750          (2,764)                 1,940,986
  Depreciation, amortization and
   decommissioning                            1,004,437            (928)                 1,003,509
  Taxes other than income taxes                 368,242            (122)                   368,120
  Other regulatory credits                      (31,765)                                   (31,765)
  Amortization of rate deferrals                390,869                                    390,869
                                             ----------         -------                 ----------
        Total                                 8,058,613          (9,913)                 8,048,700
                                             ----------         -------                 ----------
Operating Income                              1,770,447          (2,114)                 1,768,333
                                             ----------         -------                 ----------
Other Income:
  Allowance for equity funds used
   during construction                            9,373                                      9,373
  Miscellaneous - net                          (218,523)                                  (218,523)
                                             ----------         -------                 ----------
        Total                                  (209,150)              -                   (209,150)
                                             ----------         -------                 ----------

Interest Charges:
  Interest on long-term debt                    803,352                                    803,352
  Other interest - net                           49,821                                     49,821
  Distributions on preferred securities
   of subsidiaries                               28,325                                     28,325
  Allowance for borrowed funds used
   during construction                           (7,380)                                    (7,380)
                                             ----------         -------                 ----------
        Total                                   874,118               -                    874,118
                                             ----------         -------                 ----------

Income Before Income Taxes                      687,179          (2,114)                   685,065

Income Taxes                                    452,711            (673)                   452,038
                                             ----------         -------                 ----------
Net Income                                      234,468          (1,441)                   233,027

Preferred and Preference Dividend
  Requirements of Subsidiaries and Other         48,269                                     48,269
                                             ----------         -------                 ----------
Earnings Applicable to Common Stock            $186,199         ($1,441)                  $184,758
                                             ==========         =======                 ==========
              NOTE

      (B)  To record revenue and expense effects of sale by Entergy Power, Inc.
           of an undivided 7.13% ownership interest in ISES 2, to East
           Texas Electric Cooperative, as if the sale had occurred on April 1, 1997.